December 20, 2012
Project Bezant
Commitment Letter
Crane Co.
100 First Stamford Place
Stamford, Connecticut 06902
Attention: Andrew Krawitt, Principal Financial Officer,
Vice President and Treasurer
Ladies and Gentlemen:
Crane Co. (the “Company” or “you”) has advised J.P. Morgan Securities LLC (“JPMorgan”) and JPMorgan Chase Bank, N.A. (“JPMorgan Chase Bank”) that you intend to acquire directly or indirectly (the “Acquisition”) all of the issued and outstanding equity interests of MEI Conlux Holdings (US), Inc., a Delaware corporation (“US Holdco”) and MEI Conlux Holdings (Japan), Inc., a Japanese corporation (“Japan Holdco”, together with US Holdco, the “Targets”) pursuant to the Stock Purchase Agreement dated as of the date hereof among US Holdco, Japan Holdco, the sellers specified therein, the Company, Mondais Holdings B.V., a private company with limited liability organized and existing under the laws of the Netherlands and the Sellers’ Representatives (as defined therein) (the “Transaction Agreement”) and consummate the Credit Facilities described below to refinance certain existing indebtedness of the Targets, to pay a portion of the cash consideration for the Acquisition as set forth in the sources and uses table set forth on Annex I hereto and the fees and expenses incurred in connection therewith, to provide for certain of your other cash requirements and to consummate the other transactions described on Exhibit A hereto (the “Financing”; together with the Acquisition and related transactions and on Exhibit A hereto being referred to herein collectively as the “Transaction”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Summaries of Terms and Conditions attached hereto as Exhibit B-1 and Exhibit B-2 (collectively, the “Term Sheet”; this commitment letter, the Term Sheet and the Summary of Additional Conditions attached hereto as Exhibit C, collectively, the “Commitment Letter”).
You have also advised us that the proposed Financing will be comprised of (i) a new 364-day revolving credit facility in an aggregate amount of $400.0 million as further described in Exhibit A-1 (the “364-Day Facility”) and (ii) a $200.0 million increase (the “Facility Increase”) to your existing revolving credit facility evidenced by the Second Amended and Restated Credit Agreement dated as of May 18, 2012 among the Company, the other parties thereto and JPMorgan

CH1 7246300v.10

Chase Bank as administrative agent; provided that if such Facility Increase is not achievable on the terms and conditions otherwise applicable to such existing revolving credit facility, then such $200.0 million shall be obtained pursuant to a new $200.0 million revolving credit facility (the “Alternative Facility”; together with the 364-Day Facility, the “New Facilities”) as further described in Exhibit A-2 (the Facility Increase or the Alternative Facility, as applicable, the “Incremental Facility” and together with the 364-Day Facility, the “Credit Facilities”).
JPMorgan is pleased to advise you that it is willing to act as the sole lead arranger and sole bookrunner for the Credit Facilities (in such capacities, the “Lead Arranger”), and JPMorgan Chase Bank is pleased to advise you of its commitment to provide the entire amount of the New Facilities (in such capacity, the “Commitment Lender”; together with the Lead Arranger and any additional parties appointed as Additional Arrangers and Additional Commitment Lenders, each as defined below and in accordance with the terms hereof, the “Commitment Parties”). This Commitment Letter, including the Term Sheet and Exhibit B hereto, set forth the principal terms and conditions on and subject to which the Commitment Lender is willing to make available the Credit Facilities; provided that notwithstanding anything in this Commitment Letter, the Term Sheet, the Fee Letter (as defined below), the Credit Documentation (as defined in the Term Sheet) or any other letter or undertaking concerning the Credit Facilities, the only conditions to the availability of the Credit Facilities on the Closing Date are the Specified Conditions (as defined below).
It is agreed that, subject to the immediately succeeding paragraph, JPMorgan will act as the sole lead arranger and sole bookrunner in respect of the Credit Facilities, and that JPMorgan Chase Bank will act as the sole administrative agent in respect of the Credit Facilities. You agree that, subject to the immediately succeeding paragraph, no other agents, co-agents, bookrunners or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheet and the Fee Letter referred to below) will be paid in connection with the Credit Facilities unless you and we shall so agree.
JPMorgan intends to syndicate the Credit Facilities to a group of lenders (together with JPMorgan Chase Bank, the “Lenders”) identified by us and approved by you (such approval not to be unreasonably withheld, conditioned or delayed); provided that notwithstanding the Commitment Parties’ right to syndicate each of the Credit Facilities and receive commitments with respect thereto, it is agreed that any syndication of, or receipt of commitments in respect of, all or any portion of the Commitment Lenders’ commitments hereunder prior to the closing date of the applicable Credit Facility (such closing date of the applicable Credit Facility, the “Closing Date”; it being understood and agreed that, for the avoidance of doubt, the Closing Date of a Credit Facility shall be the date upon which the parties thereto shall have entered into the Credit Documentation related thereto) shall not be a condition to the Commitment Lenders’ commitments nor reduce the Commitment Lenders’ commitments hereunder with respect to any of the Credit Facilities; provided, however, that, notwithstanding the foregoing, assignments of any Commitment Lender’s commitments, which are effective simultaneously with the applicable Closing Date, shall be permitted and, unless you otherwise agree in writing, (i) no Commitment Lender shall be relieved, released or novated from its obligations hereunder until after the Closing Date has occurred and (ii) each Commitment Lender shall retain exclusive control over all rights and obligations with respect to its commitments, including all rights with respect to consents, modifications and amendments, until the Closing Date has occurred (the provisions of this clause (i) and (ii) being referred to as the “Assignment Restrictions”). For the avoidance of doubt, (1) any references in this Commitment Letter or the Fee Letter to the “Closing Date” shall be deemed to refer, with respect to a Credit Facility, to the applicable Closing Date of such Credit Facility and (2) upon the Closing Date of a

Credit Facility, any commitment of a Commitment Lender hereunder in respect of such Credit Facility shall terminate (including that, upon the Closing Date of either the Facility Increase or the Alternative Facility, the commitment of each Commitment Lender hereunder in respect of the Alternative Facility shall be terminated). Without limiting your obligations to assist with syndication efforts as set forth below, it is understood that the Commitment Lenders’ commitments hereunder are not subject to syndication of the Credit Facilities. JPMorgan intends to commence syndication efforts promptly upon the execution of this Commitment Letter and as part of its syndication efforts, it is the Commitment Parties’ intent to have Lenders commit to the Credit Facilities prior to the Closing Date (subject to the limitations set forth in the provisos to the preceding sentences). Notwithstanding the foregoing, you may appoint additional lead arrangers and bookrunners (each an “Additional Arranger”) (it being understood that, to the extent you appoint Additional Arrangers in respect of the Credit Facilities, the commitment of JPMorgan Chase Bank will be reduced ratably by the amount of the commitment of any Additional Arranger or its relevant affiliate (either such entity acting in such capacity, an “Additional Commitment Lender”; and collectively with JPMorgan Chase Bank in its capacity as the Commitment Lender, the “Commitment Lenders”) upon the execution by such Additional Arranger and such Additional Commitment Lender of customary joinder documentation in respect of this Commitment Letter in form and substance reasonably satisfactory to us and you) and, thereafter, (a) each such Additional Arranger shall constitute a Lead Arranger hereunder, (b) it or its relevant affiliate acting as an Additional Commitment Lender shall constitute a Commitment Lender hereunder and (c) it and its relevant affiliate, if any, shall constitute a Commitment Party hereunder; provided further that (1) any such Additional Arranger shall be reasonably acceptable to JPMorgan (such approval not to be unreasonably withheld or delayed), (2) any such Additional Arranger shall be appointed no later than January 18, 2013 (or such later date as is reasonably acceptable to JPMorgan) and such Additional Arrangers and their affiliates shall not in the aggregate represent greater than 50% of the economics of the Credit Facilities and (3) any such Additional Arranger (or its affiliate) acting as a Commitment Lender must commit to provide a percentage of the New Facilities which shall be at least equal to the percentage of the fees payable and economics applicable to such Additional Arranger; provided further that JPMorgan will have “left” placement in the Confidential Information Memoranda referred to below and in all other marketing materials or other documentation used in connection with the Credit Facilities. The commitments of the Commitment Lenders hereunder will be allocated ratably among the New Facilities and are several and not joint.
You agree to actively assist JPMorgan in completing a timely syndication that is reasonably satisfactory to JPMorgan and you. Such assistance shall include, without limitation, until the earlier to occur of (i) a Successful Syndication (as defined in the Fee Letter) and (ii) ninety (90) days after the Closing Date (such earlier date, the “Syndication Date”) (a) your using commercially reasonable efforts to ensure that any syndication efforts benefit from your existing lending and investment banking relationships, (b) direct contact between senior management, representatives and advisors of you, on the one hand, and the proposed Lenders, on the other hand at times mutually agreed upon, (c) your assistance in the preparation of customary Confidential Information Memoranda for the Credit Facilities and other customary marketing materials to be used in connection with the syndications (all such information, memoranda and material, “Information Materials”) and your using commercially reasonable efforts to provide such information no less than 15 business days prior to the Closing Date; provided that, for the purposes of the calculation of such period, each of the dates occurring during the period commencing on December 17, 2012 and ending on and including January 1, 2013, shall not constitute a business day, (d) your affording the Lead Arranger a period of at least 15 business days following the receipt of the Information Materials in form customarily delivered in connection with senior bank financings and prior to the Closing Date to syndicate the Credit Facilities (provided that (x) such period shall not include any day from and including December 17, 2012 and through and including January 1, 2013 and (y) if such period has not ended prior to December 17, 2012 then it shall not commence until January 2, 2013), (e) the hosting, with JPMorgan, of one or more meetings of prospective Lenders at times and locations to be mutually agreed upon and (f) your ensuring that there shall be no competing issues of debt securities or commercial bank or other credit facilities of the Company, the Targets or any of their respective subsidiaries being offered, placed or arranged if such debt securities or commercial bank or other credit facilities would have, in the reasonable judgment of JPMorgan, a detrimental effect upon the syndication of the Credit Facilities (other than any debt securities or commercial bank or other credit facilities of the Targets and their subsidiaries permitted to be offered, placed or arranged pursuant to Section 8.2.3 of the Transaction Agreement, other indebtedness permitted to be existing or incurred pursuant to the Existing Credit Agreement (as defined in the Term Sheet) and drawings under the Existing Credit Agreement) and (f) the delivering of financial statement projections of the Company on a fiscal year basis through and including the 2016 fiscal year of the Company. Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letter (as defined below), but without limiting your obligations to assist with syndication efforts as set forth herein, it is understood and agreed that neither the commencement nor completion of the syndication of the Credit Facilities shall constitute a condition to the availability of the Credit Facilities on the Closing Date or at any time thereafter.
JPMorgan will, in consultation with you, manage all aspects of any syndication of the Credit Facilities, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, and, with your approval with respect to each of the following (such approval not to be unreasonably withheld, conditioned or delayed): which institutions will participate, the allocation of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist JPMorgan in its syndication efforts, you agree promptly to prepare and furnish to JPMorgan all customary information with respect to you, the Targets and each of your and their respective subsidiaries and the Transaction, including all projections (including financial estimates, budgets, forecasts and other forward-looking information, the “Projections”) and other financial information, as JPMorgan may reasonably request in connection with the structuring, arrangement and syndication of the Credit Facilities. For the avoidance of doubt, you will not be required to provide any information to the extent that the provision thereof would violate any law, rule or regulation, or any obligation of confidentiality binding upon you, the Targets or any of your respective affiliates. Notwithstanding anything herein to the contrary, the only financial statements that shall be required to be provided to JPMorgan in connection with the syndication of the Credit Facilities shall be those required to be delivered pursuant to Exhibit C hereto. You hereby represent and warrant that (and with respect to the Targets or their subsidiaries or business, to the best of your knowledge), (a) all written information and data other than the Projections and information of a general economic or general industry nature that has been or will be made available to the Commitment Parties by or on behalf of you or any of your representatives (the “Information”), is or will be, when furnished and taken as a whole, complete and correct in all material respects and does not or will not, when furnished and taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements thereto) and (b) the Projections that have been or will be made available to the Commitment Parties by or on behalf of you or any of your representatives have been or will be prepared in good faith based upon assumptions that you believe to be reasonable at the time such Projections were prepared (it being understood that (i) the Projections are not to be viewed as facts and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results and such differences may be material and (ii) the Projections are subject to significant uncertainties and contingencies and no assurance can be given that the projected results will be realized). You agree that if, at any time prior to the Closing Date and, thereafter, until the Syndication Date, you become aware that any of the representations in the preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished, and such representations were being made, at such time, then you will promptly supplement the Information and the Projections so that such representations will be true and correct in all material respects under those circumstances. In arranging and syndicating the Credit Facilities, the Commitment Parties will be entitled to use and rely on the Information and the Projections and the estimates, forward looking statements and information of a general economic or industry wide nature without responsibility for independent verification thereof.
You acknowledge that JPMorgan on your behalf will make available Information Materials (which for purposes of this Commitment Letter, shall mean the Information, together with the Projections, other customary offering and marketing material and any Confidential Information Memorandum, collectively, with the Term Sheet) to the proposed syndicate of Lenders by posting the Information Materials on IntraLinks or another similar electronic system.
Before distribution of any Information Materials to prospective Lenders, you shall provide us with a customary letter authorizing the dissemination of the Information Materials.
As consideration for the commitments of the Commitment Parties hereunder and their agreement to perform the services described herein, you agree to pay (or cause to be paid) the fees set forth in, and in accordance with the respective terms of, the Term Sheet and in the Fee Letter dated the date hereof and delivered herewith with respect to the Credit Facilities (the “Fee Letter”). Once paid, such fees shall not be refundable under any circumstances, except as otherwise contemplated by the Fee Letter.
The commitments of the Commitment Parties hereunder to fund the Credit Facilities on the Closing Date and the agreements of JPMorgan to perform the services described herein are subject solely to the conditions set forth in the section entitled “Initial Conditions” in the Term Sheet and in the Summary of Additional Conditions attached hereto as Exhibit C (such conditions, the “Specified Conditions”), and upon satisfaction (or waiver by the Commitment Parties) of such conditions, the closing of the Credit Facilities shall occur.
Notwithstanding anything to the contrary in this Commitment Letter (including each of the exhibits attached hereto), the Fee Letter, the Credit Documentation or any other letter agreement or other undertaking concerning the financing of the Transaction to the contrary, (i) the only representations the accuracy of which shall be a condition to the availability of the Credit Facilities on the Closing Date shall be (A) such of the representations made by, or with respect to, the Targets in the Transaction Agreement as are material to the interests of the Lenders, but only to the extent that you (and/or your affiliates party to the Transaction Agreement) have the right to terminate your (and/or their) obligations under the Transaction Agreement or decline to consummate the Acquisition as a result of a breach of such representations in the Transaction Agreement (to such extent, the “Specified Transaction Agreement Representations”) and (B) the Specified Representations (as defined below) and (ii) the terms of the Credit Documentation shall be in a form such that they do not impair the availability of the Credit Facilities on the Closing Date if the Specified Conditions are satisfied. For purposes hereof, “Specified Representations” means the representations and warranties of the Company and the other borrowers to be set forth in the Credit Documentation relating to organizational existence of the Company and its subsidiaries; corporate power and authority, due authorization, execution, delivery and enforceability, in each case, related to, the borrowing under and performance of, the Credit Documentation; the Investment Company Act; and the incurrence of the loans under the Credit Facilities not conflicting with the organizational documents of the Company. Notwithstanding anything in this Commitment Letter or the Fee Letter to the contrary, the only conditions to availability of the Credit Facilities on the Closing Date are the Specified Conditions. This paragraph, and the provisions herein, shall be referred to as the “Limited Conditionality Provisions”.
You agree (a) to indemnify and hold harmless the Commitment Parties, their respective affiliates and the respective officers, directors, employees, advisors, affiliates and agents of such persons (each, an “indemnified person”) from and against any and all losses, claims, damages and liabilities to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Fee Letter, the Credit Facilities, the use of the proceeds thereof, the Transaction or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any such indemnified person is a party thereto, whether or not such proceedings are brought by you, your equity holders, affiliates or creditors or any other third person, and to reimburse each indemnified person upon demand for any expenses (including reasonable and invoiced legal expenses) incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not apply, as to any indemnified person, to losses, claims, damages, liabilities or related expenses to the extent they ((x) are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from (i) the willful misconduct, bad faith or gross negligence of such indemnified person or any of such indemnified person's controlled affiliates or any of its or their respective officers, directors, employees, agents or controlling persons (each a “related party”) or (ii) a material breach of this Commitment Letter by such indemnified person or any of its related parties pursuant to a claim initiated by the Company or (y) arise from any proceeding that does not involve an act or omission by you or any of your affiliates and that is brought by an indemnified person against another indemnified person (other than an agent, bookrunner, arranger or similar role acting under a Credit Facility acting in its capacity as such) and (b)  to reimburse each Commitment Party and its affiliates on demand for all reasonable and invoiced out-of-pocket expenses (including due diligence expenses, syndication expenses, reasonable and invoiced consultant’s fees and expenses, travel expenses, and reasonable and invoiced fees, charges and disbursements of (x) one primary counsel and of any special regulatory counsel and one local counsel in each applicable jurisdiction, in each case for all of the Commitment Parties collectively and (y) one additional counsel for each affected indemnified person in light of actual or potential conflicts of interest or the availability of different claims or defenses) incurred in connection with the Credit Facilities and any related documentation (including this Commitment Letter and the Credit Documentation) or the administration, amendment, modification or waiver thereof. No indemnified person shall be liable for any damages arising from the use by others of Information or other materials obtained through electronic, telecommunications or other information transmission systems except to the extent any such damages are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the gross negligence, bad faith or willful misconduct of such indemnified person or such indemnified person’s affiliates, directors, employees, advisors or agents. None of us, you or any indemnified person shall have any liability (whether direct or indirect, in contract, tort or otherwise) for any indirect, special, punitive or consequential damages arising out of, related to or in connection with the Credit Facilities; provided that nothing contained in this sentence shall limit your indemnity obligations set forth in clause (a) of this paragraph.

You acknowledge that each Commitment Party and its affiliates (the term “Commitment Party” as used below in this paragraph being understood to include such affiliates) may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. No Commitment Party will use confidential information obtained from you by virtue of the transactions contemplated hereby or its other relationships with you in connection with the performance by such Commitment Party of services for other companies, and no Commitment Party will furnish any such information to other companies. You also acknowledge that no Commitment Party has any obligation to use in connection with the transactions contemplated hereby, or to furnish to you, confidential information obtained from other companies. You further acknowledge that JPMorgan is a full service securities firm and JPMorgan may from time to time effect transactions, for its own or its affiliates’ account or the account of customers, and hold positions in loans, securities or options on loans or securities of the Company and its affiliates and of other companies that may be the subject of the transactions contemplated by this Commitment Letter.
Each Commitment Party may employ the services of its affiliates in providing certain services hereunder and, in connection with the provision of such services, may exchange with such affiliates information concerning you and the other companies that may be the subject of the transactions contemplated by this Commitment Letter, and, to the extent so employed, such affiliates shall be entitled to the benefits afforded to, and subject to the confidentiality obligations of, such Commitment Party hereunder.
This Commitment Letter shall not be assignable by any party hereto without the prior written consent of the other parties hereto (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and the indemnified persons and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the indemnified persons. Notwithstanding the foregoing sentence, (a) each Commitment Party may assign its commitment hereunder, in whole or in part, to any of its affiliates or another Lender that has entered into an amendment or joinder to this Commitment Letter committing to provide a portion of the Credit Facilities on the terms and conditions set forth in this Commitment Letter, in each case with the consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), and upon such assignment such Commitment Party shall be released from that portion of its commitment hereunder that has been assigned and (b) subject to the Assignment Restrictions, the Commitment Parties may syndicate the Credit Facilities and receive commitments with respect thereto in accordance with, and as contemplated by, this Commitment Letter, provided that the applicable Commitment Party shall retain exclusive control over all rights and obligations with respect to its commitment hereunder until the Closing Date has occurred. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you and each Commitment Party. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by electronic or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter and the Fee Letter are the only agreements that have been entered into among us with respect to the Credit Facilities and set forth the entire understanding of the parties with respect thereto. THIS COMMITMENT LETTER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter, the Term Sheet or the Fee Letter nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person (including, without limitation, other potential providers or arrangers of financing) except (a) to your subsidiaries and affiliates and your and their respective officers, directors, employees, agents, attorneys, accountants, advisors, auditors, controlling persons and equity holders who are informed of the confidential nature thereof, on a confidential and need-to-know basis, (b) if the Commitment Parties consent in writing to such proposed disclosure (such consent not to be unreasonably withheld or delayed) (c) in connection with the exercise of any remedies hereunder or any suit, action or proceedings relating to this Commitment Letter, Term Sheet, the Fee Letter and the Credit Facilities or the enforcement of rights thereunder or (d) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule or regulation or compulsory legal process or to the extent requested or required by governmental and/or regulatory authorities, in each case based on the reasonable advice of your legal counsel (in which case you agree, to the extent practicable and not prohibited by applicable law, rule or regulation, to inform us promptly thereof prior to disclosure); provided that (i) you may disclose the Commitment Letter and its contents (but not the Fee Letter or the contents thereof) in any syndication or other marketing materials in connection with the Credit Facilities (including the Information Materials) or in connection with any public or regulatory filing requirement relating to the Transaction, (ii) you may disclose the Term Sheet and other exhibits and annexes to the Commitment Letter, and the contents thereof, to potential Lenders, (iii) you may disclose the aggregate fee amount contained in the Fee Letter as part of Projections, pro forma information or a generic disclosure of aggregate sources and uses related to fee amounts related to the Transaction to the extent customary or required in offering and marketing materials for the Credit Facilities or in any public or regulatory filing requirement relating to the Transaction (and only to the extent aggregated with all other fees and expenses of the Transaction and not presented as an individual line item unless required by applicable law, rule or regulation) and (iv) you may disclose this Commitment Letter and, its contents and, if the fee amounts payable pursuant to the Fee Letter, the economic terms of the “Market Flex Provisions” in the Fee Letter, and such other portions as mutually agreed have been redacted in a manner reasonably agreed by us (including the portions thereof addressing fees payable to the Commitment Parties and/or the Lenders), you may disclose the Fee Letter and the contents thereof to the rating agencies, the Targets and their subsidiaries and each of their respective officers, directors, employees, agents, attorneys, accountants, advisors, auditors controlling persons and equity holders, on a confidential and need-to-know basis.
Each Commitment Party and its affiliates will use all non-public information provided to any of them or such affiliates by or on behalf of you hereunder or in connection with the Transaction solely for the purpose of providing the services which are the subject of this Commitment Letter and negotiating, evaluating and consummating the transactions contemplated hereby and shall treat confidentially all such information and shall not publish, disclose or otherwise divulge, such information; provided that nothing herein shall prevent such Commitment Party and its affiliates from disclosing any such information (a) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule or regulation or compulsory legal process based on the reasonable advice of counsel (in which case such Commitment Party agrees (except with respect to any audit or examination conducted by bank accountants or any self regulatory authority or governmental or regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform you promptly thereof prior to disclosure thereof), (b) upon the request or demand of any regulatory authority having jurisdiction, or purporting to have jurisdiction over, such Commitment Party or any of its affiliates (in which case such Commitment Party agrees (except with respect to any audit or examination conducted by bank accountants or any self regulatory authority or governmental or regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform you promptly thereof prior to disclosure thereof), (c) to the extent that such information becomes publicly available other than by reason of improper disclosure by such Commitment Party or any of its affiliates or any related parties thereto in violation of any confidentiality obligations owing to you, the Targets or any of your or their respective subsidiaries or affiliates or related parties (including those set forth in this paragraph), (d) to the extent that such information is received by such Commitment Party from a third party that is not, to such Commitment Party’s knowledge, subject to contractual or fiduciary confidentiality obligations owing to you, the Targets, or any of your or its respective subsidiaries or affiliates or any related parties thereto, (e) to the extent that such information is independently developed by such Commitment Party, (f) to such Commitment Party’s affiliates and to its and their respective employees, legal counsel, independent auditors, rating agencies, professionals and other experts or agents who need to know such information in connection with the Transaction and who are informed of the confidential nature of such information and who are subject to customary confidentiality obligations of professional practice or who agree to be bound by the terms of this paragraph (or language substantially similar to this paragraph) (with each such Commitment Party, to the extent within its control, responsible for such person’s compliance with this paragraph), (g) to potential or prospective Lenders, hedge providers, participants or assignees or (h) for purposes of establishing a “due diligence” defense; provided that for purposes of clause (g) above, the disclosure of any such information to any Lenders, hedge providers, participants or assignees or prospective Lenders, hedge providers, participants or assignees referred to above shall be made subject to the acknowledgment and acceptance by such Lender, hedge provider, participant or assignee or prospective Lender, hedge provider, participant or assignee that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to you and such Commitment Party, including, without limitation, as agreed in any Information Materials or other marketing materials) in accordance with the standard syndication processes of such Commitment Party or customary market standards for dissemination of such type of information, which shall in any event require “click through” or other affirmative actions on the part of recipient to access such information. In the event that the Credit Facilities are entered into, the Commitment Parties’ and their respective affiliates’, if any, obligations under this paragraph, shall terminate automatically and be superseded by the confidentiality provisions in the Credit Documentation upon the effectiveness thereof to the extent that such provisions are binding on such Commitment Parties. Otherwise, the confidentiality provisions set forth in this paragraph shall survive the termination of this Commitment Letter and expire and shall be of no further effect after the second anniversary of the date hereof.
Each of the parties hereto agrees that this Commitment Letter is a binding and enforceable agreement with respect to the subject matter contained herein, including an agreement to negotiate in good faith the Credit Documentation by the parties hereto in a manner consistent with this Commitment Letter, it being acknowledged and agreed that the commitment provided hereunder is subject to conditions precedent as provided herein.
EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER OR THE FEE LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER OR THEREUNDER.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK COUNTY, BOROUGH OF MANHATTAN, IN THE STATE OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS COMMITMENT LETTER, THE FEE LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT, OR TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby in any New York State court or in any such Federal court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto agrees that service of process, summons, notice or document by registered mail addressed to you or us at the addresses set forth above shall be effective service of process for any suit, action or proceeding brought in any such court.
We hereby notify you that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), each of us and each of the Lenders may be required to obtain, verify and record information that identifies you, which information may include your name, address, tax identification number and other information that will allow each of us and the Lenders to identify you in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective for each of the Commitment Parties and the other Lenders. You hereby agree that the Lead Arranger shall be permitted to share any and all such information with the Lenders.
The compensation, reimbursement, indemnification and confidentiality provisions contained herein and in the Fee Letter and any other provision herein or therein which by its terms expressly survives the termination of this Commitment Letter shall remain in full force and effect regardless of whether the Credit Documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the commitments hereunder; provided, that your obligations under this Commitment Letter (other than (i) provisions relating to titles awarded in connection with the Credit Facilities and assistance to be provided by you in connection with the syndication thereof and (ii) the confidentiality provisions set forth above) shall automatically terminate and be superseded by the provisions of the Credit Documentation upon the effectiveness thereof, and you shall automatically be released from all liability in connection therewith at such time.
If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this Commitment Letter and of the Fee Letter by returning to JPMorgan Chase Bank on behalf of the Commitment Parties, executed counterparts hereof and of the Fee Letter not later than 5:00 p.m., New York City time, on December 20, 2012. The Commitment Parties’ commitments and the obligations of the Commitment Parties hereunder will expire at such time in the event that

JPMorgan Chase Bank has not received such executed counterparts in accordance with the immediately preceding sentence. If you do so execute and deliver to us this Commitment Letter and the Fee Letter, we agree to hold our commitment available for you until the earliest (such earliest time, the “Expiration Date”) of (i) solely with respect to the 364-Day Facility, after execution of the Transaction Agreement and prior to the consummation of the Transaction, the termination of the Transaction Agreement by you in accordance with its terms in the event that the Transaction is not consummated, (ii) the consummation of the Acquisition with or without the funding of the Credit Facilities, (iii) 11:59 p.m., New York City time, on September 1, 2013 (the “Termination Date”), provided, that unless the Sellers’ Representatives notify the Company prior to September 10, 2013, of their determination that it is not reasonably likely that the conditions to closing of the Acquisition pursuant to the Transaction Agreement set forth in Section 7.5 of the Transaction Agreement will be satisfied within a commercially reasonable period of time, the Termination Date shall automatically be extended to September 30, 2013 and (iv) any public announcement by you or any of your affiliates that you do not intend to proceed with the Acquisition or the financings therefor. Upon the occurrence of any of the events referred to in the preceding sentence, this Commitment Letter and the commitments of the Commitment Parties hereunder and the agreement of the Commitment Parties to provide the services described herein shall automatically terminate.

[Signature Pages Follow]

We are pleased to have been given the opportunity to assist you in connection with this important financing.
Very truly yours,
J.P. MORGAN SECURITIES LLC

By:__/s/ Cornelius J. Droogan____________
Name: Cornelius J. Droogan
Title: Managing Director

JPMORGAN CHASE BANK, N.A.

By:__/s/ D. Scott Farquhar _______________
Name: D. Scott Farquhar
Title: Senior Vice President

Accepted and agreed to as of
the date first above written:

CRANE CO.

By:_/s/ Andrew Krawitt____________________
Name: Andrew L. Krawitt
Title: Vice President and Treasurer

Commitment Letter

Annex I

SOURCES AND USES

Sources:		Uses:
Cash	$250,000,000	Purchase price for Acquisition	$825,000,000
364-Day Facility	$400,000,000
Borrowings under existing credit facility	$175,000,000
TOTAL	$825,000,000	TOTAL	$825,000,000

Exhibit A

PROJECT BEZANT
Transaction Summary

Capitalized terms used but not defined in this Exhibit A shall have the meanings set forth in the Commitment Letter to which this Exhibit A is attached and in Exhibits B-1, B-2 and C thereto.

Crane Co. (the “Company”) will acquire directly or indirectly (the “Acquisition”) all of the issued and outstanding equity interests of MEI Conlux Holdings (US), Inc., a Delaware corporation (“US Holdco”) and MEI Conlux Holdings (Japan), Inc., a Japanese corporation (“Japan Holdco”, together with US Holdco, the “Targets”) pursuant to the Stock Purchase Agreement dated as of the date hereof among US Holdco, Japan Holdco, the sellers specified therein (the “Sellers”), the Company, Mondais Holdings B.V., a private company with limited liability organized and existing under the laws of the Netherlands (the “Japan Buyer” and, together with the Company, the “Buyers”) and the sellers’ representatives therein defined (the “Transaction Agreement”) and consummate the Credit Facilities described below to refinance certain existing indebtedness of the Targets, to pay a portion of the cash consideration for the Acquisition. In connection therewith, it is intended that:

(a)    The Company will obtain (i) a new 364-day revolving credit facility (the “364-Day Facility”) in an aggregate amount of $400.0 million as described in Exhibit B-1 and (ii) a $200.0 million increase (the “Facility Increase”) to the Company’s existing revolving credit facility evidenced by the Second Amended and Restated Credit Agreement dated as of May 18, 2012 among the Company, the other parties thereto and JPMorgan Chase Bank as administrative agent; provided that if the Facility Increase to the Company’s existing revolving credit facility is not achievable, then such $200.0 million shall instead be obtained pursuant to a new $200.0 million multi-year revolving credit facility (the “Alternative Facility”) as described in Exhibit B-2 (the Facility Increase or the Alternative Facility, as applicable, together with the 364-Day Facility, the “Credit Facilities”).

(b)    The proceeds of the 364-Day Facility on the Closing Date for such Credit Facility will be applied (i) to pay all or a portion of the cash consideration for the Acquisition and (ii) to pay the fees and expenses incurred in connection with the Transaction.

The transactions described above are collectively referred to herein as the “Transaction”. For purposes of the Commitment Letter and the Fee Letter, the “Closing Date” for any Credit Facility shall mean the closing date of such Credit Facility.

CH1 7245339v.6

Exhibit B-1
_______________________________
PROJECT BEZANT
SENIOR 364-DAY CREDIT FACILITY
Summary of Terms and Conditions
________________________________
Crane Co. (the “Company”) intends to enter into a new 364-day revolving credit facility (the “364-Day Facility”). The Company is currently party to the Second Amended and Restated Credit Agreement, dated as of May 18, 2012, among the Company, the borrowing subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, as administrative agent (the “Existing Credit Agreement”). Set forth below is a statement of the terms and conditions for the 364-Day Facility which, except as noted below or otherwise mutually agreed by the Company and the Commitment Parties, shall be substantially the same (other than tenor, pricing, letter of credit subfacility, ability to extend maturity date and ability to increase size of facility) as the Existing Credit Agreement:

•PARTIES
Borrowers:
The Company and each wholly-owned subsidiary of the Company designated by the Company as a borrower with the consent of the Administrative Agent, and in the case of a proposed foreign subsidiary Borrower, the Lenders (collectively, the “Borrowers”). The Company shall unconditionally guaranty all of the subsidiary Borrowers’ obligations under and in connection with the 364-Day Facility.

Joint Lead Arrangers and Joint Bookrunners:	J.P. Morgan Securities LLC and any additional party appointed as a lead arranger in accordance with the terms of the Commitment Letter (collectively, in such capacity, the “Lead Arrangers”).
Administrative Agent:	JPMorgan Chase Bank, N.A. (“JPMorgan Chase Bank” and, in such capacity, the “Administrative Agent”).
Lenders:	A syndicate of banks, financial institutions and other entities, including JPMorgan Chase Bank, arranged by the Lead Arrangers and reasonably acceptable to the Company (collectively, the “Lenders”).
II. REVOLVING CREDIT FACILITY
Type and Amount of Facility:
A 364-day revolving facility (the “Revolving Facility”; the commitments thereunder, the “Revolving Commitments”) in the U.S. Dollar equivalent of amount of $400,000,000 (the loans thereunder, the “Revolving Loans” or the “Loans”). The Revolving Facility shall be available in U.S. Dollars, euro, Pounds Sterling, Canadian Dollars and such other currencies as may be agreed to by the Administrative Agent and the Lenders (the “Agreed Currencies”).

Availability:
The Revolving Facility shall be available on a revolving basis during the period commencing on the Closing Date and ending on the date that is 364 days after the Closing Date (the “Revolving Termination Date”).

Maturity:	The Revolving Termination Date.
Purpose:	The proceeds of the Revolving Loans shall be used to finance the Acquisition and any fees and expenses related thereto.
III. CERTAIN PAYMENT PROVISIONS

Fees and Interest Rates:	As set forth on Annex I.
Optional Prepayments and Commitment Reductions:	Loans may be prepaid by the Borrowers and commitments may be reduced by the Company, in each case, in minimum amounts consistent with the Existing Credit Agreement.
Mandatory Prepayments:
Loans will be required to be prepaid if the aggregate revolving credit exposure under the Revolving Facility exceeds the aggregate commitments thereunder; provided that if such excess is caused by fluctuations in foreign currency exchange rates, (i) no such prepayment will be required to the extent such excess is not more than 105% of the Revolving Facility and (ii) such excess will be calculated as of (a) the last business day of each calendar quarter, (b) any other business day at the Administrative Agent’s sole discretion, or upon instruction of the required lenders, during the continuation of an event of default and (c) each date of a borrowing request or interest election request.

IV. CERTAIN CONDITIONS
Initial Conditions:
The availability of the 364-Day Facility on the Closing Date will be subject only to (a) the conditions precedent set forth in the Limited Conditionality Provision and in Exhibit C, and (b) there being no default or event of default in existence at the time of, or after giving effect to the making of, such extension of credit on the Closing Date.

On-Going Conditions:
After the Closing Date, the making of each extension of credit shall be conditioned upon (a) the accuracy in all material respects (and in all respects if qualified by materiality or material adverse effect) of all representations and warranties made by the Borrowers in the Credit Documentation (excluding the material adverse change and litigation representations) and (b) there being no default or event of default in existence at the time of, or after giving effect to the making of, such extension of credit. As used herein and in the Credit Documentation a “material adverse effect” shall mean a material adverse effect on (a) the business, assets, operations or financial condition, of the Company and its subsidiaries taken as a whole or (b) the rights of or benefits available to the Administrative Agent and the Lenders thereunder.

V. CERTAIN DOCUMENTATION MATTERS

The definitive documentation for the 364-Day Facility (the “Credit Documentation”) shall contain representations, warranties, covenants and events of default (in each case, applicable to the Company and its subsidiaries) consistent with the Existing Credit Agreement with such changes as mutually agreed by the Company and the Commitment Parties, limited to the following:

Representations and Warranties:
Financial statements; no material adverse change; corporate existence; compliance with law; corporate power and authority; enforceability of Credit Documentation; no conflict with law or material contractual obligations; no material litigation; no default; ownership of property; intellectual property; taxes; ERISA; Investment Company Act and other regulations; environmental matters; and accuracy of disclosure.

Affirmative Covenants:
Delivery of financial statements, reports, officers’ certificates and other information reasonably requested by the Lenders; payment of taxes; maintenance of existence and material rights and privileges; compliance with laws; maintenance of property and insurance; maintenance of books and records; right of the Lenders to inspect property and books and records; notices of defaults, litigation and other material events; and use of proceeds.

Financial Covenants:
A maximum Leverage Ratio (as such term is defined in the Existing Credit Agreement) of 0.65 to 1.00 from the Closing Date.
Financial covenants shall be calculated (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any indebtedness or other liabilities of the Company or any subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such indebtedness in a reduced or bifurcated manner as described therein, and such indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) without giving effect to any change to or modification of GAAP after the Closing Date which would require capitalization of leases that would be characterized as “operating leases” under GAAP as of the Closing Date.

Negative Covenants:
Limitations on: subsidiary indebtedness; liens; mergers, consolidations, liquidations and dissolutions; sales of all or substantially all assets; changes in lines of business; transactions with affiliates; and hedging agreements.

Events of Default:
Nonpayment of principal when due; nonpayment of interest, fees or other amounts after five days; material inaccuracy of a representation or warranty when made; violation of covenants (subject, in the case of certain affirmative covenants, to a grace period consistent with the Existing Credit Agreement); cross‑default to material indebtedness; bankruptcy events; certain ERISA events; material judgments; failure of the Company’s guaranty obligations; and a change of control.

Voting:
Amendments and waivers with respect to the Credit Documentation shall require the approval of Lenders holding greater than 50% of the aggregate amount of the Revolving Loans and unused commitments under the Revolving Facility, except that (a) the consent of each Lender directly affected thereby shall be required with respect to (i) reductions in the amount or extensions of the scheduled date of maturity of any Revolving Loan, (ii) reductions in the rate of interest or any fee or extensions of any due date thereof and (iii) increases in the amount or extensions of the expiry date of any Lender’s commitment (b) the consent of each Lender affected thereby shall be required with respect to modifications of the pro rata sharing provisions and (c) the consent of 100% of the Lenders shall be required with respect to (i) reductions of any of the voting percentages, (ii) the release of (A) the Company as a Borrower or (B) any of the other Borrowers that has not been terminated as a Borrower in accordance with the terms of the Credit Documentation or (iii) the release of the Company from its guaranty obligations.

Assignments and Participations:
The Lenders shall be permitted to assign all or a portion of their Revolving Loans and commitments with the consent, not to be unreasonably withheld, of (a) the Company, provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten business days after having received notice thereof, unless (i) the assignee is a Lender or an affiliate of a Lender or an approved fund or (ii) a payment or bankruptcy event of default has occurred and is continuing, (b) the Administrative Agent and (c) the Issuing Lender. In the case of partial assignments (other than to another Lender or an affiliate of a Lender or an approved fund), the minimum assignment amount shall be $5,000,000 unless otherwise agreed by the Company and the Administrative Agent. The Administrative Agent shall receive a processing and recordation fee of $3,500 in connection with all assignments. The Lenders shall also be permitted to sell participations in their Revolving Loans. Participants shall have the same benefits as the Lenders with respect to yield protection and increased cost provisions subject to customary limitations. Voting rights of participants shall be limited to those matters with respect to which the affirmative vote of the Lender from which it purchased its participation would be required as described under “Voting” above. Pledges of Revolving Loans in accordance with applicable law shall be permitted without restriction.

Yield Protection:
The Credit Documentation shall contain customary provisions (a) protecting the Lenders against increased costs or loss of yield resulting from changes in reserve, tax, capital adequacy, liquidity and other requirements of law (including reflecting that both (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III shall, in the case of each of the foregoing clause (x) and clause (y), be deemed to be a change in law regardless of the date enacted, adopted or issued) and from the imposition of or changes in withholding or other taxes and (b) indemnifying the Lenders for “breakage costs” incurred in connection with, among other things, any prepayment of a Eurocurrency Loan (as defined in Annex I) on a day other than the last day of an interest period with respect thereto.

Expenses and Indemnification:
The Company shall pay (a) all reasonable and invoiced out-of-pocket expenses of the Administrative Agent and the Lead Arrangers and their affiliates associated with the syndication of the 364-Day Facility and the preparation, execution, delivery and administration of the Credit Documentation and any amendment or waiver with respect thereto (including the reasonable and invoiced fees, disbursements and other charges of one primary counsel and of any special regulatory counsel and one local counsel in each appropriate jurisdiction to the Administrative Agent and one additional counsel for all Lenders other than the Administrative Agent and additional counsel in light of actual or potential conflicts of interest or the availability of different claims or defenses) and (b) all out-of-pocket expenses of the Administrative Agent and the Lenders (including the fees, disbursements and other charges of one primary counsel and of any special regulatory counsel and one local counsel in each appropriate jurisdiction to the Administrative Agent and one additional counsel for all Lenders other than the Administrative Agent and additional counsel in light of actual or potential conflicts of interest or the availability of different claims or defenses) in connection with the enforcement of the Credit Documentation.

The Administrative Agent, the Lead Arrangers and the Lenders and their affiliates and the respective officers, directors, employees, advisors and agents of such persons (each, an “indemnified person”) will have no liability for, and will be indemnified and held harmless against, any losses, claims, damages, liabilities or expenses incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof, except to the extent determined by a court of competent jurisdiction by a final, non-appealable judgment to have resulted from (i) the gross negligence or willful misconduct of the relevant indemnified person or any of its officers, directors, employees, advisors, affiliates or agents or (ii) the material breach by such indemnified person of its express obligations under the Credit Documentation pursuant to a claim initiated by the Company.

Defaulting Lenders:	The Credit Documentation will contain the Administrative Agent’s customary provisions in respect of defaulting lenders.
Governing Law and Forum:	State of New York.
Primary Counsel to the Administrative Agent and the Lead Arrangers:	Sidley Austin LLP.

INTEREST AND CERTAIN FEES

Interest Rate Options:
The Borrowers may elect that the Revolving Loans comprising each borrowing bear interest at a rate per annum equal to (a) the ABR plus the Applicable Margin or (b) the Eurocurrency Rate plus the Applicable Margin.

As used herein:

“ABR” means the highest of (i) the rate of interest publicly announced by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City (the “Prime Rate”), (ii) the federal funds effective rate from time to time plus 0.5% and (iii) the Eurocurrency Rate for a one month interest period on the applicable date plus 1%.

“Applicable Margin” means a percentage determined in accordance with the pricing grid attached hereto as Annex I-A.

“Eurocurrency Rate” means the rate (adjusted for statutory reserve requirements for eurocurrency liabilities and other applicable mandatory costs) for eurodollar deposits in the London interbank market for a period equal to one, two, three or six months (as selected by the applicable Borrower) appearing on the applicable Reuters screen.

Interest Payment Dates:	In the case of Loans bearing interest based upon the ABR (“ABR Loans”), quarterly in arrears.

In the case of Revolving Loans bearing interest based upon the Eurocurrency Rate (“Eurocurrency Loans”), on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

Facility Fees:
The Company shall pay a facility fee with respect to the Revolving Facility calculated at a rate per annum determined in accordance with the pricing grid attached hereto as Annex I-A on the average daily amount of the Revolving Facility (whether used or unused), payable quarterly in arrears.

Default Rate:
At any time (x) during the continuance of any payment or bankruptcy default or (y) at the option of the Required Lenders, after the occurrence and during the continuance of any other event of default, all outstanding Loans shall bear interest at 2% above the rate otherwise applicable thereto. Overdue interest, fees and other amounts shall bear interest at 2% above the rate applicable to the relevant ABR Loans.

Rate and Fee Basis:
All per annum rates shall be calculated on the basis of a year of 360 days (or (i) 365/366 days, in the case of ABR Loans the interest rate payable on which is then based on the Prime Rate and (ii) if relevant, 365 days in the case of Eurocurrency Loans denominated in Pounds Sterling) for actual days elapsed.

PRICING GRID
APPLICABLE MARGIN

The Applicable Margin, for any day, with respect to any Eurocurrency Loan or ABR Loan under the Revolving Facility or with respect to facility fees payable with respect to the Revolving Facility, as the case may be, shall be the applicable rate per annum set forth below under the caption “Eurocurrency Spread”, “ABR Spread”, or “Facility Fee Rate”, as the case may be, based on the senior, unsecured, long-term indebtedness rating (the “Index Debt”) by S&P and Moody’s, respectively, applicable on such date to the Company:

Level	Rating (S&P/Moody’s)	Eurocurrency Spread	ABR Spread	Facility Fee Rate
I	Greater than or equal to A/A2	79.5 bps	0.0 bps	8.0 bps
II	Greater than or equal to A-/A3 but less than A/A2	90.0 bps	0.0 bps	10.0 bps
III	Greater than or equal to BBB+/Baa1 but less than A-/A3	100.0 bps	0.0 bps	12.5 bps
IV	Greater than or equal to BBB/Baa2 but less than BBB+/Baa1	110.0-107.5 bps	10.0-7.5 bps	15.0-17.5 bps
V	Greater than or equal to BBB-/Baa3 but less than BBB/Baa2	117.5 bps	17.5 bps	20.0 bps
VI	Less than BBB-/Baa3	150.0 bps	50.0 bps	25.0 bps

For purposes of the foregoing, (i) if either Moody’s or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Level VI; (ii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Categories, the Applicable Margin shall be based on the higher of the two ratings, unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Margin shall be determined by reference to the Level next above that of the lower of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.
Exhibit B-2
_______________________________
PROJECT BEZANT
SENIOR MULTI-YEAR CREDIT FACILITY
Summary of Terms and Conditions
________________________________
Crane Co. (the “Company”) intends to effect a $200.0 million increase to the credit facility available under the Second Amended and Restated Credit Agreement, dated as of May 18, 2012, among the Company, the borrowing subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, as administrative agent (the “Existing Credit Agreement”). In the event such an increase is not achievable on the terms and conditions otherwise applicable to the Existing Credit Agreement, the Company shall enter into a new multi-year revolving credit facility (the “Alternative Facility”). Set forth below is a statement of the terms and conditions for the Alternative Facility which, except as noted below or otherwise mutually agreed by the Company and the Commitment Parties, shall be substantially the same (other than pricing, letter of credit subfacility, ability to extend maturity date and ability to increase size of facility) as the Existing Credit Agreement:

VI. PARTIES
Borrowers:
The Company and each wholly-owned subsidiary of the Company designated by the Company as a borrower with the consent of the Administrative Agent, and in the case of a proposed foreign subsidiary Borrower, the Lenders (collectively, the “Borrowers”). The Company shall unconditionally guaranty all of the subsidiary Borrowers’ obligations under and in connection with the Alternative Facility.

Joint Lead Arrangers and Joint Bookrunners:	J.P. Morgan Securities LLC and any additional party appointed as a lead arranger in accordance with the terms of the Commitment Letter (collectively, in such capacity, the “Lead Arrangers”).
Administrative Agent:	JPMorgan Chase Bank, N.A. (“JPMorgan Chase Bank” and, in such capacity, the “Administrative Agent”).
Lenders:	A syndicate of banks, financial institutions and other entities, including JPMorgan Chase Bank, arranged by the Lead Arrangers and reasonably acceptable to the Company (collectively, the “Lenders”).
VII. REVOLVING CREDIT FACILITY
Type and Amount of Facility:
A multi-year revolving facility (the “Revolving Facility”; the commitments thereunder, the “Revolving Commitments”) in the U.S. Dollar equivalent of amount of $200,000,000 (the loans thereunder, the “Revolving Loans” or the “Loans”). The Revolving Facility shall be available in U.S. Dollars, euro, Pounds Sterling, Canadian Dollars and such other currencies as may be agreed to by the Administrative Agent and the Lenders (the “Agreed Currencies”).

Availability:	The Revolving Facility shall be available on a revolving basis during the period commencing on the Closing Date and ending on May 18, 2017 (the “Revolving Termination Date”).
Maturity:	The Revolving Termination Date.
Purpose:	The proceeds of the Revolving Loans shall be used to finance the working capital needs and general corporate purposes (including acquisitions) of the Company and its subsidiaries.
VIII. CERTAIN PAYMENT PROVISIONS
Fees and Interest Rates:	As set forth on Annex I.
Optional Prepayments and Commitment Reductions:	Loans may be prepaid by the Borrowers and commitments may be reduced by the Company, in each case, in minimum amounts consistent with the Existing Credit Agreement.
Mandatory Prepayments:
Loans will be required to be prepaid if the aggregate revolving credit exposure under the Revolving Facility exceeds the aggregate commitments thereunder; provided that if such excess is caused by fluctuations in foreign currency exchange rates, (i) no such prepayment will be required to the extent such excess is not more than 105% of the Revolving Facility and (ii) such excess will be calculated as of (a) the last business day of each calendar quarter, (b) any other business day at the Administrative Agent’s sole discretion, or upon instruction of the required lenders, during the continuation of an event of default and (c) each date of a borrowing request or interest election request.

IX. CERTAIN CONDITIONS
Initial Conditions:
The availability of the Alternative Facility on the Closing Date will be subject only to (a) the conditions precedent set forth in the Limited Conditionality Provision and in Exhibit C, and (b) there being no default or event of default in existence at the time of, or after giving effect to the making of, such extension of credit on the Closing Date.

On-Going Conditions:
After the Closing Date, the making of each extension of credit shall be conditioned upon (a) the accuracy in all material respects (and in all respects if qualified by materiality or material adverse effect) of all representations and warranties made by the Borrowers in the Credit Documentation (excluding the material adverse change and litigation representations) and (b) there being no default or event of default in existence at the time of, or after giving effect to the making of, such extension of credit. As used herein and in the Credit Documentation a “material adverse effect” shall mean a material adverse effect on (a) the business, assets, operations or financial condition, of the Company and its subsidiaries taken as a whole or (b) the rights of or benefits available to the Administrative Agent and the Lenders thereunder.

X. CERTAIN DOCUMENTATION MATTERS

The definitive documentation for the Alternative Facility (the “Credit Documentation”) shall contain representations, warranties, covenants and events of default (in each case, applicable to the Company and its subsidiaries) consistent with the Existing Credit Agreement with such changes as mutually agreed by the Company and the Commitment Parties, limited to the following:

Representations and Warranties:
Financial statements; no material adverse change; corporate existence; compliance with law; corporate power and authority; enforceability of Credit Documentation; no conflict with law or material contractual obligations; no material litigation; no default; ownership of property; intellectual property; taxes; ERISA; Investment Company Act and other regulations; environmental matters; and accuracy of disclosure.

Affirmative Covenants:
Delivery of financial statements, reports, officers’ certificates and other information reasonably requested by the Lenders; payment of taxes; maintenance of existence and material rights and privileges; compliance with laws; maintenance of property and insurance; maintenance of books and records; right of the Lenders to inspect property and books and records; notices of defaults, litigation and other material events; and use of proceeds.

Financial Covenants:
A maximum Leverage Ratio (as such term is defined in the Existing Credit Agreement) of 0.65 to 1.00 from the Closing Date.
Financial covenants shall be calculated (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any indebtedness or other liabilities of the Company or any subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such indebtedness in a reduced or bifurcated manner as described therein, and such indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) without giving effect to any change to or modification of GAAP after the Closing Date which would require capitalization of leases that would be characterized as “operating leases” under GAAP as of the Closing Date.

Negative Covenants:
Limitations on: subsidiary indebtedness; liens; mergers, consolidations, liquidations and dissolutions; sales of all or substantially all assets; changes in lines of business; transactions with affiliates; and hedging agreements.

Events of Default:
Nonpayment of principal when due; nonpayment of interest, fees or other amounts after five days; material inaccuracy of a representation or warranty when made; violation of covenants (subject, in the case of certain affirmative covenants, to a grace period consistent with the Existing Credit Agreement); cross‑default to material indebtedness; bankruptcy events; certain ERISA events; material judgments; failure of the Company’s guaranty obligations; and a change of control.

Voting:
Amendments and waivers with respect to the Credit Documentation shall require the approval of Lenders holding greater than 50% of the aggregate amount of the Revolving Loans and unused commitments under the Revolving Facility, except that (a) the consent of each Lender directly affected thereby shall be required with respect to (i) reductions in the amount or extensions of the scheduled date of maturity of any Revolving Loan, (ii) reductions in the rate of interest or any fee or extensions of any due date thereof and (iii) increases in the amount or extensions of the expiry date of any Lender’s commitment (b) the consent of each Lender affected thereby shall be required with respect to modifications of the pro rata sharing provisions and (c) the consent of 100% of the Lenders shall be required with respect to (i) reductions of any of the voting percentages, (ii) the release of (A) the Company as a Borrower or (B) any of the other Borrowers that has not been terminated as a Borrower in accordance with the terms of the Credit Documentation or (iii) the release of the Company from its guaranty obligations.

Assignments and Participations:
The Lenders shall be permitted to assign all or a portion of their Revolving Loans and commitments with the consent, not to be unreasonably withheld, of (a) the Company, provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten business days after having received notice thereof, unless (i) the assignee is a Lender or an affiliate of a Lender or an approved fund or (ii) a payment or bankruptcy event of default has occurred and is continuing, (b) the Administrative Agent and (c) the Issuing Lender. In the case of partial assignments (other than to another Lender or an affiliate of a Lender or an approved fund), the minimum assignment amount shall be $5,000,000 unless otherwise agreed by the Company and the Administrative Agent. The Administrative Agent shall receive a processing and recordation fee of $3,500 in connection with all assignments. The Lenders shall also be permitted to sell participations in their Revolving Loans. Participants shall have the same benefits as the Lenders with respect to yield protection and increased cost provisions subject to customary limitations. Voting rights of participants shall be limited to those matters with respect to which the affirmative vote of the Lender from which it purchased its participation would be required as described under “Voting” above. Pledges of Revolving Loans in accordance with applicable law shall be permitted without restriction.

Yield Protection:
The Credit Documentation shall contain customary provisions (a) protecting the Lenders against increased costs or loss of yield resulting from changes in reserve, tax, capital adequacy, liquidity and other requirements of law (including reflecting that both (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III shall, in the case of each of the foregoing clause (x) and clause (y), be deemed to be a change in law regardless of the date enacted, adopted or issued) and from the imposition of or changes in withholding or other taxes and (b) indemnifying the Lenders for “breakage costs” incurred in connection with, among other things, any prepayment of a Eurocurrency Loan (as defined in Annex I) on a day other than the last day of an interest period with respect thereto.

Expenses and Indemnification:
The Company shall pay (a) all reasonable and invoiced out-of-pocket expenses of the Administrative Agent and the Lead Arrangers and their affiliates associated with the syndication of the Alternative Facility and the preparation, execution, delivery and administration of the Credit Documentation and any amendment or waiver with respect thereto (including the reasonable fees, disbursements and other charges of one primary counsel and of any special regulatory counsel and one local counsel in each appropriate jurisdiction to the Administrative Agent and one additional counsel for all Lenders other than the Administrative Agent and additional counsel in light of actual or potential conflicts of interest or the availability of different claims or defenses) and (b) all out-of-pocket expenses of the Administrative Agent and the Lenders (including the fees, disbursements and other charges of one primary counsel and of any special regulatory counsel and one local counsel in each appropriate jurisdiction to the Administrative Agent and one additional counsel for all Lenders other than the Administrative Agent and additional counsel in light of actual or potential conflicts of interest or the availability of different claims or defenses) in connection with the enforcement of the Credit Documentation.

The Administrative Agent, the Lead Arrangers and the Lenders and their affiliates and the respective officers, directors, employees, advisors and agents of such persons (each, an “indemnified person”) will have no liability for, and will be indemnified and held harmless against, any losses, claims, damages, liabilities or expenses incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof, except to the extent determined by a court of competent jurisdiction by a final, non-appealable judgment to have resulted from (i) the gross negligence or willful misconduct of the relevant indemnified person or any of its officers, directors, employees, advisors, affiliates or agents or (ii) the material breach by such indemnified person of its express obligations under the Credit Documentation pursuant to a claim initiated by the Company.

Defaulting Lenders:	The Credit Documentation will contain the Administrative Agent’s customary provisions in respect of defaulting lenders.
Governing Law and Forum:	State of New York.
Primary Counsel to the Administrative Agent and the Lead Arrangers:	Sidley Austin LLP.

INTEREST AND CERTAIN FEES

Interest Rate Options:
The Borrowers may elect that the Revolving Loans comprising each borrowing bear interest at a rate per annum equal to (a) the ABR plus the Applicable Margin or (b) the Eurocurrency Rate plus the Applicable Margin.

As used herein:

“ABR” means the highest of (i) the rate of interest publicly announced by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City (the “Prime Rate”), (ii) the federal funds effective rate from time to time plus 0.5% and (iii) the Eurocurrency Rate for a one month interest period on the applicable date plus 1%.

“Applicable Margin” means a percentage determined in accordance with the pricing grid attached hereto as Annex I-A.

“Eurocurrency Rate” means the rate (adjusted for statutory reserve requirements for eurocurrency liabilities and other applicable mandatory costs) for eurodollar deposits in the London interbank market for a period equal to one, two, three or six months (as selected by the applicable Borrower) appearing on the applicable Reuters screen.

Interest Payment Dates:	In the case of Loans bearing interest based upon the ABR (“ABR Loans”), quarterly in arrears.

In the case of Revolving Loans bearing interest based upon the Eurocurrency Rate (“Eurocurrency Loans”), on the last day of each relevant interest period and, in the case of any interest period longer than three months, on each successive date three months after the first day of such interest period.

Facility Fees:
The Company shall pay a facility fee with respect to the Revolving Facility calculated at a rate per annum determined in accordance with the pricing grid attached hereto as Annex I-A on the average daily amount of the Revolving Facility (whether used or unused), payable quarterly in arrears.

Default Rate:
At any time (x) during the continuance of any payment or bankruptcy default or (y) at the option of the Required Lenders, after the occurrence and during the continuance of any other event of default, all outstanding Loans shall bear interest at 2% above the rate otherwise applicable thereto. Overdue interest, fees and other amounts shall bear interest at 2% above the rate applicable to the relevant ABR Loans.

Rate and Fee Basis:
All per annum rates shall be calculated on the basis of a year of 360 days (or (i) 365/366 days, in the case of ABR Loans the interest rate payable on which is then based on the Prime Rate and (ii) if relevant, 365 days in the case of Eurocurrency Loans denominated in Pounds Sterling) for actual days elapsed.

PRICING GRID
APPLICABLE MARGIN

The Applicable Margin, for any day, with respect to any Eurocurrency Loan or ABR Loan under the Revolving Facility or with respect to facility fees payable with respect to the Revolving Facility, as the case may be, shall be the applicable rate per annum set forth below under the caption “Eurocurrency Spread”, “ABR Spread”, or “Facility Fee Rate”, as the case may be, based on the senior, unsecured, long-term indebtedness rating (the “Index Debt”) by S&P and Moody’s, respectively, applicable on such date to the Company:

Level	Rating (S&P/Moody’s)	Eurocurrency Spread	ABR Spread	Facility Fee Rate
I	Greater than or equal to A/A2	77.5 bps	0.0 bps	10.0 bps
II	Greater than or equal to A-/A3 but less than A/A2	87.5 bps	0.0 bps	12.5 bps
III	Greater than or equal to BBB+/Baa1 but less than A-/A3	97.5 bps	0.0 bps	15.0 bps
IV	Greater than or equal to BBB/Baa2 but less than BBB+/Baa1	105.0 bps	5.0 bps	20.0 bps
V	Greater than or equal to BBB-/Baa3 but less than BBB/Baa2	112.5 bps	12.5 bps	25.0 bps
VI	Less than BBB-/Baa3	147.5 bps	47.5 bps	27.5 bps

For purposes of the foregoing, (i) if either Moody’s or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Level VI; (ii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Categories, the Applicable Margin shall be based on the higher of the two ratings, unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Margin shall be determined by reference to the Level next above that of the lower of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.
Exhibit C
PROJECT BEZANT
Summary of Additional Conditions
The availability and initial funding of the Credit Facilities shall be subject to the satisfaction of the following conditions on or before the Expiration Date, provided that the conditions in (b), (e) and (g) apply solely in respect of the 364-Day Facility and are not conditions to the availability and initial funding of the Alternative Facility:
(a)    Each party thereto shall have executed and delivered satisfactory definitive Credit Documentation consistent with the terms of the Commitment Letter (including the Limited Conditionality Provisions thereof and the Term Sheet), and otherwise usual and customary for transactions of this type, except to the extent otherwise agreed in the Commitment Letter (including the Term Sheet), and all conditions to the initial borrowings under the Credit Facilities set forth in the section entitled “Initial Conditions” in the Term Sheet shall have been satisfied.
(b)    The Acquisition shall have been consummated, or shall be consummated substantially simultaneously with the initial borrowings under the Credit Facilities, in all material respects in accordance with the terms of the Transaction Agreement, without giving effect to any modifications, amendments, consents or waivers by you thereto that are materially adverse to the interests of the Lenders or the Commitment Parties, unless consented to in writing by the Commitment Parties; provided that, without limiting any other rights and/or obligations under this Exhibit C, any reduction in the acquisition consideration in excess of 10% of the acquisition consideration pursuant to the Transaction Agreement, shall be deemed to be materially adverse (it being understood that any reduction in the acquisition consideration not in excess of 10% shall be applied ratably to reduce the aggregate principal amount of the Credit Facilities). The Transaction Agreement (including the exhibits, schedules and annexes and other attachments thereto) shall be reasonably satisfactory to the Lead Arranger. The Specified Transaction Agreement Representations shall be true and correct, and the Specified Representations shall be true and correct in all material respects (or in all respects if qualified by materiality or material adverse effect).
(c)    After giving effect to the Transaction, the Company and its subsidiaries shall have outstanding no third party indebtedness for borrowed money, other than the Credit Facilities and other indebtedness permitted to be offered, placed or arranged pursuant to Section 8.2.3 of the Transaction Agreement, permitted to be existing or incurred pursuant to the Existing Credit Agreement (as defined in the Term Sheet) and drawings under the Existing Credit Agreement or otherwise to be mutually agreed upon in the Credit Documentation. The Administrative Agent shall have received reasonably satisfactory evidence of repayment of all indebtedness to be repaid on the consummation of the Acquisition and the discharge (or the making of arrangements for discharge) of all liens other than liens permitted to remain outstanding under the Credit Documentation.
(d)    The Company shall have complied with all of its obligations under the Fee Letter. All fees due to the Administrative Agent, the Lead Arrangers and the Lenders shall have been paid, and all expenses to be paid or reimbursed to the Administrative Agent and the Lead Arrangers that have been invoiced a reasonable period of time prior to the Closing Date shall have been paid.
(e)    There shall not have occurred since December 31, 2011, with respect to the Targets or any subsidiary of the Targets, a Target Material Adverse Effect. For purposes hereof, “Target Material Adverse Effect” shall mean any event, change, circumstance, effect or other matter that has, or would reasonably be expected to have or cause, either individually or in the aggregate with all other events, changes, circumstances, effects or other matters, with or without notice, lapse of time or both, a material adverse effect on, or material adverse change in, the business, assets, condition (financial or otherwise) or results of operations of the Targets and their respective Subsidiaries, taken as a whole, or on the ability of the Sellers to consummate the Acquisition; provided, however, that any such change or effect caused by, resulting from or directly or indirectly arising out of any of the following shall not be considered, and shall not be taken into account in determining the existence of, a “Target Material Adverse Effect”: (a) the announcement of the Acquisition, including the impact of the foregoing on relationships with customers, suppliers or employees of the Targets or their respective Subsidiaries (provided that the Targets have complied with their obligations under Section 8.2 of the Transaction Agreement), (b) conditions affecting the global or United States economy or financial markets as a whole, or generally affecting the industries in which the Targets or any of their respective Subsidiaries conducts their respective businesses, (c) any change or proposed change in any Legal Requirement or in GAAP or any interpretation thereof, (d) the commencement, occurrence or continuation of any war, armed hostilities or acts of terrorism, (e) the failure by the Targets to meet any revenue or earnings projections, forecasts or predictions (provided, that any effect that caused or contributed to such failure to meet projections, forecasts or projections shall not be excluded under this clause (e)), (f) any action taken by, or with the written consent of, any Buyer with respect to the Acquisition or with respect to the Targets or any of their respective Subsidiaries (which action or request is made with the prior written consent of the Commitment Lenders, such consent not to be unreasonably withheld or delayed), (g) the Buyers’ announcement or other disclosure of their plans or intentions with respect to the conduct of the business (or any portion thereof) of the Targets or any of their respective Subsidiaries (provided that the Targets have complied with their obligations under Section 8.2 of the Transaction Agreement), (h) any matter which is fairly disclosed in the Disclosure Schedules (provided, that any development or change in any such matter occurring after the date of the Transaction Agreement and that was not reasonably foreseeable on the date of the Transaction Agreement shall not be excluded under this clause (h)) and (i) the failure to take any action that the Targets request the consent of the Company pursuant to Section 8.2 of the Transaction Agreement to take that the Company does not consent to, except, in the cases of clauses (b), (c) and (d), to the extent such changes, proposed changes or conditions disproportionately affect the Targets relative to other Persons engaged in any business that competes with the Business. Capitalized terms used in the definition of Target Material Adverse Effect but not defined in it (or in the Commitment Letter or the Exhibits thereto) shall have the respective meanings assigned to them in the Transaction Agreement as in effect on the date hereof.
(f)    The Lead Arrangers shall have received (i) audited consolidated financial statements of the Company for the three most recent fiscal years of the Company completed at least 90 days prior to the Closing Date, and (ii) unaudited interim consolidated financial statements of the Company for each fiscal quarterly period of the Company ended after the latest fiscal year referred to in clause (i) above and ended at least 45 days prior to the Closing Date. The Lead Arrangers acknowledge receipt of all such information for all relevant periods ended on or prior to September 30, 2012.
(g)    The Lead Arrangers shall have received a pro forma consolidated balance sheet of the Company and its subsidiaries as at the date of the most recent consolidated balance sheet delivered pursuant to the preceding paragraph and a pro forma consolidated statement of operations for the most recent fiscal year of the Company, adjusted to give effect to the consummation of the Transaction and the financings contemplated hereby as if such transactions, with respect to the pro forma consolidated balance sheet, had occurred on such date or, with respect to the pro forma consolidated statement of operations, had occurred on the first day of the most recently completed fiscal year of the Company, prepared in accordance with Regulation S-X of the Securities Act of 1933, as amended (“Regulation S-X”).
(h)    The Administrative Agent shall have received a solvency certificate, in substantially the form attached hereto as Annex I, from the principal financial officer of the Company that shall document the solvency of the Company and its subsidiaries on a consolidated basis after giving effect to the Transaction and the other transactions contemplated hereby.
(i)    The Administrative Agent shall have received such legal opinions, documents and other instruments as are customary for transactions of this type or as it may reasonably request.
(j)    As a condition to the availability of the Credit Facilities, the Lead Arranger (i) shall have received one or more customary confidential information memoranda and other marketing materials customarily used for the syndication of the Credit Facilities and (ii) shall have been afforded a period of at least 15 business days following the receipt of such memoranda and marketing materials and prior to the Closing Date to syndicate the Credit Facilities (provided that (x) such period shall not include any day from and including December 17, 2012 through and including January 1, 2013 and (y) if such period has not ended prior to December 17, 2012, then it shall not commence until January 2, 2013).
(k)    The Administrative Agent and the Lead Arranger shall have received all documentation and other information about the Company and the other borrowers that shall have been reasonably requested by the Administrative Agent or the Lead Arranger in writing at least 10 days prior to the Closing Date and that the Administrative Agent and the Lead Arranger determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

Annex I
SOLVENCY CERTIFICATE
[___________], 2013
This Solvency Certificate (this “Certificate”) is furnished to the Administrative Agent and the Lenders pursuant to Section [__] of the Credit Agreement, dated as of [_________], 2013, among Crane Co., the lenders from time to time party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent (the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.
I, [___________], the Principal Financial Officer of the Company (after giving effect to the Transactions), in that capacity only and not in my individual capacity (and without personal liability), DO HEREBY CERTIFY on behalf of the Company that as of the date hereof, after giving effect to the consummation of the Transactions (including the execution and delivery of the Transaction Agreement and the Credit Agreement, the making of the Loans and the use of proceeds of such Loans on the date hereof):
1.The sum of the liabilities (including contingent liabilities) of the Company and its Subsidiaries, on a consolidated basis, does not exceed the fair value of the present assets of the Company and its Subsidiaries, on a consolidated basis.
2.The present fair saleable value of the assets of the Company and its Subsidiaries, on a consolidated basis, is greater than the total amount that will be required to pay the probable liabilities (including contingent liabilities) of the Company and its Subsidiaries as they become absolute and matured.
3.The capital of the Company and its Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as contemplated on the date hereof.
4.The Company and its Subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts or other liabilities, including current obligations, beyond their ability to pay such debts or other liabilities as they become due (whether at maturity or otherwise).
5.The Company and its Subsidiaries, on a consolidated basis, are “solvent” within the meaning given to that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.
6.For purposes of this Certificate, subject to note 10 of the Company’s most recent audited financial statements, the amount of any contingent liability has been computed as the amount that, in light of all of the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.
7.In reaching the conclusions set forth in this Certificate, the undersigned has (i) reviewed the Credit Agreement and other Loan Documents referred to therein and such other documents deemed relevant, (ii) reviewed the financial statements (including the pro forma financial statements) referred to in Section [__] of the Credit Agreement (the “Financial Statements”) and (iii) made such other investigations and inquiries as the undersigned has deemed appropriate. The undersigned is familiar with the financial performance and prospects of the Company and its Subsidiaries and hereby confirms that the Financial Statements were prepared in good faith and fairly present, in all material respects, on a pro forma basis as of [_________] (after giving effect to the Transactions), the Company’s and its Subsidiaries’ consolidated financial condition.
8.The financial information and assumptions which underlie and form the basis for the representations made in this Certificate were fair and reasonable when made and were made in good faith and continue to be fair and reasonable as of the date hereof.
9.The undersigned confirms and acknowledges that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Certificate in connection with the Commitments and Loans under the Credit Agreement.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, I have executed this Certificate as of the date first written above.

CRANE CO.

By:_____________________________
Name:
Title: Principal Financial Officer